Exhibit 10.1

AMENDMENT NO. 3

TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 22, 2006 (the “Agreement”) relating to the Credit Agreement referenced below, is by and among WOLVERINE TUBE, INC., a Delaware corporation (the “Company”), certain of its Subsidiaries identified as Subsidiary Borrowers on the signature pages hereto and any additional Subsidiaries of the Company which become parties to the Credit Agreement in accordance with the terms thereof (collectively referred to as the “Subsidiary Borrowers” and individually referred to as a “Subsidiary Borrower”) (hereinafter, the Company and the Subsidiary Borrowers are collectively referred to as the “Borrowers” or referred to individually as a “Borrower”), each of the financial institutions identified as Lenders on the signature pages hereto (the “Lenders” and each individually, a “Lender”), and WACHOVIA BANK, NATIONAL ASSOCIATION, (“Wachovia”), acting in the manner and to the extent described in Article XIII of the Credit Agreement (in such capacity, the “Administrative Agent”). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement and the provisions of Sections 1.2 and 1.3 of the Credit Agreement related to the definitions shall apply herein.

W I T N E S S E T H

WHEREAS, a $35,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of April 28, 2005 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”) among the Borrowers, the Lenders, and the Administrative Agent;

WHEREAS, the Borrowers have requested that certain amendments be made as contemplated herein and the Lenders agree to amend such provisions pursuant to the terms and conditions herein; and

WHEREAS, the undersigned Lenders have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(A)	Amendments.

1.            Each of the following definitions in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following definitions:

“Borrowing Base” means a dollar amount equal to the sum of (a) up to 85% of Eligible Accounts Receivable of the Credit Parties, plus (b) the sum of (i) up to 60% of Eligible Inventory of all Credit Parties other than Wolverine Joining Technologies, LLC consisting of raw materials, finished goods and billet inventory and (ii) the lesser of (A) $3,000,000 or (B) up to 60% of Eligible Inventory of Wolverine Joining Technologies, LLC consisting of raw materials, finished goods and billet inventory, plus (c) the lesser of (A) up to 25% of the net book value of Eligible Equipment of the Credit Parties, determined in accordance with GAAP, and (B) $11,000,000 minus (d) reserves established from time to time by the Administrative Agent in its sole discretion.

“Eligible Inventory” means (i) the aggregate gross amount of each Credit Party’s Inventory, valued at cost (on a FIFO basis); provided that billet inventory shall be valued at standard cost less conversion cost, as such costs are determined from time to time by the Agent in its sole discretion (it being understood that initially standard cost shall equal $2.235 per pound and conversion cost shall equal $0.085 per pound), which (A) is owned solely by such Credit Party and with respect to which such Credit Party has good, valid and marketable title, (B) is stored on property that is either (1) owned or leased by such Credit Party or (2) owned or leased by a warehouseman that has contracted with such Credit Party to store Inventory on such warehouseman’s property or by a filler, processor, packer or customer of such Credit Party (provided that, with respect to Inventory stored on property not owned by such Credit Party, such Credit Party shall have delivered in favor of the Administrative Agent, an Acknowledgment Agreement from the landlord, warehouseman, filler, processor, packer or customer with regard to any such location, except that such Inventory will not be excluded solely as a result of the failure to obtain any such Acknowledgement Agreement for a period of 90 days following the Closing Date; and provided, further, that with respect to leased locations for which an Acknowledgement Agreement has not been obtained from the landlord, such Inventory may be included as Eligible Inventory (so long as it meets the other criteria set forth elsewhere herein), but the Agent shall have the right to impose rent reserves against such Inventory in its sole discretion); (C) is subject to a valid, enforceable and first priority Lien in favor of the Administrative Agent, except, with respect to Inventory stored at sites described in clause (B)(2) above for normal and customary warehouseman, filler, packer and processor charges); (D) is located in the United States; and (E) is not obsolete or slow moving, and which otherwise conforms to the warranties contained herein, less (ii) markdown reserves, less (iii) any goods returned or rejected by such Credit Party’s customers for which a credit has not yet been issued and goods in transit to third parties (other than to such Credit Party’s agents, warehouses, fillers, processors or packers that comply with clause (i)(B)(2) above), less (iv) damaged Inventory, less (v) any Inventory that is a no charge or sample item, less (vi) packaging supplies, less (vii) a reserve equal to the amount of all accounts payable of such Credit Party owed or owing to any filler, packer or processor of such Credit Party, less (viii) Inventory which is work in process, less (ix) Inventory consisting of MRO supply parts, less (x) any reserves required by the Administrative Agent in its reasonable discretion for special order goods and market value declines, less (xi) any Inventory which is held by a Credit Party pursuant to consignment, sale or return, sale on approval or similar arrangement, and less (xii) any Inventory which constitutes “Related Security” (as such term is defined in the agreements evidencing the Permitted Securitization).

“Inventory” means all of each Credit Party’s inventory, including without limitation, (i) all raw materials, work in process, billets, parts, components,

assemblies, supplies and materials used or consumed in the Credit Parties’ business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale; and (iii) all goods returned to or repossessed by the Credit Parties.

2.            The definition of Permitted Liens in Section 1.1 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (i), re-lettering existing clause (j) as clause (k) and adding the following new clause (j) in the appropriate alphabetical order”

(j)         precautionary financing statements filed in connection with bailment contracts made in the ordinary course of business whereby metals are delivered by third parties to any of the Consolidated Parties for fabrication or modification into finished product for redelivery to such third parties; and

3.            Subsection (g) of Section 7.1 is hereby amended by deleting “and” at the end of clause (i) therein and adding the following new clause (iii) at the end of such subsection (g):

and (iii) immediately, but in any event within one (1) Business Day, of any amendment, waiver, supplement, or other modification to the Consignment Agreement that could reasonably be expected to have an adverse effect on the Agent and the Lenders.

4.            Subsection (i) of Section 7.1 is hereby deleted and replaced by the following:

(i)           Borrowing Base Certificate, etc. Not later than 12:00 Noon on the 25th day of each Production Month (or if such day is not a Business Day, then on the next succeeding Business Day) and within three (3) Business Days following the date of any Asset Disposition or Casualty Loss in excess of $1,000,000, the Borrowers shall deliver a borrowing base certificate (the “Borrowing Base Certificate”) in substantially the form of Exhibit G hereto, duly completed and certified by a Senior Financial Officer of the Company detailing the Eligible Accounts Receivable, Eligible Inventory and Eligible Equipment of the Credit Parties as of the last day of the immediately preceding Production Month. In addition, on the 25th day of each Production Month (or if such day is not a Business Day, then on the next succeeding Business Day), the Company shall furnish a written report to the Lenders setting forth (i) the accounts receivable aged trial balance at the immediately preceding Production Month end for each account debtor, (ii) the accounts payable aging summary for the immediately preceding Production Month, (iii) an inventory summary as of the immediately preceding Production Month by inventory location and reflecting inventory composition (i.e, consigned versus owned, raw versus work-in-process, finished goods versus MRO, etc. or any such category as the Agent may request), (iv) a sales and cash receipt summary for such immediately preceding Production Month and (v) a summary listing of Equipment (excluding any leased Equipment) categorized by location. Such aging reports shall indicate which Accounts are current, up to 30, 30 to 60 and over sixty (60) days past due and shall list the names of all applicable account debtors. Additionally, the Company shall furnish to the Lenders on Monday and Thursday of each week (or if such day is not a

Business Day, then on the next succeeding Business Day), a physical inventory report on billet inventory. The Administrative Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement until such time as a new Borrowing Base Certificate is delivered to the Administrative Agent in accordance herewith; Borrowing Base Certificates may be prepared and submitted to the Lenders, and the Administrative Agent may request delivery of Borrowing Base Certificates, on a more frequent basis than each Production Month, provided that such certificate shall comply with the requirements set forth elsewhere herein.

5.            Each of the Schedules and the form of Exhibit G attached to the Credit Agreement is hereby deleted and replaced by the corresponding Schedule and Exhibit G, respectively, attached to this Agreement.

(B)         Representations and Warranties. Each Credit Party hereby represents and warrants that (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those representations and warranties which by their terms relate solely to an earlier date) and after giving effect to the transactions contemplated herein, (ii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to the transactions contemplated herein, (iii) it has the corporate, limited liability company or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary organizational action to authorize the execution, delivery and performance by it of this Agreement; (iv) it has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity and (v) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will violate or conflict in any material respect with any material provision of its articles or certificate of incorporation or certificate of limited partnership or certificate of formation, bylaws, agreement of limited partnership or limited liability company agreement or violate, contravene or conflict in any material respect with contractual provisions of, or cause an event of default under, any indenture, including without limitation the 2008 Senior Note Indenture and 2009 Senior Note Indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound.

(C)         Consignment Agreement. Each Credit Party hereby represents and warrants that no assets, rights or interests in or to any property of any Credit Party has been pledged to BAPM to secure the obligations of the Company and Wolverine Joining Technologies, LLC under the Consignment Agreement other than such assets, rights or interests in or to such property pledged as of August 1, 2005 and the Letters of Credit issued under the Credit Agreement in favor of BAPM on or prior to August 1, 2005, as amended prior to the date hereof.

(D)         Effectiveness. This Agreement shall become effective upon satisfaction of all of the following conditions precedent:

1.            Executed Agreement. The Administrative Agent shall have received a fully executed counterpart of this Agreement from each party hereto.

2.            Amendment Fee. The Administrative Agent shall have received an amendment fee of $10,000.

3.            Permitted Securitization Amendment. The Administrative Agent shall have received a copy of an original fully executed amendment to the Receivables Purchase Agreement dated as of April 28, 2005 which evidences the Permitted Securitization, upon terms reasonably satisfactory to the Administrative Agent, which amendment shall be in full force and effect and not subject to any unsatisfied conditions precedent, and to which the Administrative Agent and the Lenders hereby consent.

4.            Consignment Agreement Amendment. The Administrative Agent shall have received a copy of an original fully executed amendment to the Consignment Agreement, upon terms reasonably satisfactory to the Administrative Agent, which amendment shall be in full force and effect and not subject to any unsatisfied conditions precedent, and to which the Administrative Agent and the Lenders hereby consent.

5.            Other Conditions Precedent. The Borrowers shall have completed all proceedings taken in connection with the transactions contemplated by this Agreement and delivered to the Administrative Agent all other documentation and other items incident thereto, and each shall be satisfactory to the Administrative Agent and its legal counsel, Mayer, Brown, Rowe & Maw, LLP.

(E)         No Other Modification. Except to the extent specifically provided to the contrary in this Agreement, all terms and conditions of the Credit Agreement (including Exhibits and Schedules thereto) and the other Credit Documents shall remain in full force and effect, without modification or limitation. This Agreement shall not operate as a consent to any other action or inaction by the Borrowers or any other Credit Party, or as a waiver or amendment of any right, power, or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Credit Document nor constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in the Credit Agreement or any other Credit Document except as specifically provided herein. Each of the Credit Parties acknowledges, confirms and agrees that the Credit Documents to which it is a party remain in full force and effect as of the date hereof and continue to secure all Obligations of each such Credit Party to any Lender or the Administrative Agent, and novation of any kind is hereby expressly disclaimed.

(F)          Release. In consideration of entering into this Agreement, each Credit Party (a) represents and warrants to each Agent and each Lender that as of the date hereof there are no causes of action, claims, actions, proceedings, judgments, suits, demands, damages or offsets against or defenses or counterclaims to its Obligations or Secured Obligations under the Credit Documents and furthermore, such Credit Party waives any and all such causes of action, claims, actions, proceedings, judgments, suits, demands, damages, offsets, defenses or counterclaims whether known or unknown, arising prior to the date of this Agreement and (b) releases each

Agent and each Lender and each of their respective Affiliates, Subsidiaries, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, actions, proceedings, judgments, suits, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act with respect to any Credit Document, on or prior to the date hereof.

(G)         Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina, without regard to the principles governing conflicts of laws thereof.

(H)         INCORPORATION BY REFERENCE OF CERTAIN PROVISIONS. THE PROVISIONS IN SECTIONS 14.5, 14.6, 14.8, 14.9, 14.10, 14.12, 14.13, 14.14, 14.15, 14.19 AND 14.24 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

Exhibit 10.1

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

WOLVERINE TUBE, INC.

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: President & CEO

SUBSIDIARY BORROWERS:

TF INVESTOR, INC.

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: VP & Secretary

TUBE FORMING HOLDINGS, INC.

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: VP & Secretary

TUBE FORMING, L.P.

By:	Tube Forming Holdings, Inc.,

its General Partner

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: VP & Secretary

Wolverine Tube, Inc.

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WOLVERINE FINANCE, LLC

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: Vice Manager & Secretary

SMALL TUBE MANUFACTURING, LLC

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: VP & Secretary

WOLVERINE JOINING TECHNOLOGIES, LLC

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: VP & Secretary

WOLVERINE CHINA INVESTMENTS, LLC

By:	Wolverine Tube, Inc.,

its Managing Member

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: President & CEO

WT HOLDING COMPANY, INC.

By: /s/ Johann R. Manning, Jr.

Name: Johann R. Manning, Jr.

Title: VP & Secretary

Wolverine Tube, Inc.

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LENDERS:

WACHOVIA BANK,

NATIONAL ASSOCIATION, in its capacity

as Administrative Agent and as a Lender

By: /s/ Laurie D. O’Fallon

Name: Laurie D. O’Fallon

Title: Director

(signature pages end)

Wolverine Tube, Inc.

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Exhibit 10.1

ATTACH REPLACEMENT SCHEDULES AND EXHIBIT G

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